UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 22, 2005

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Entry into an Employment Agreement

On February 22, 2005, the Company entered into a new employment agreement with Mr. Sandeep Mathrani, effective as of January 1, 2005.  Mr. Mathrani serves as Executive Vice President—Retail Division of the Company.  His prior employment agreement would have expired in March 2005.  The new employment agreement has a term through January 1, 2010 and the term automatically extends for additional one-year periods unless terminated on six month’s prior notice by either the Company or Mr. Mathrani.  The employment agreement provides that Mr. Mathrani will receive a base salary of not less than $1,000,000, or, if the base salary is increased in the future, such increased amount.  In addition, Mr. Mathrani is guaranteed an annual bonus of at least $500,000 for 2005 and received a one-time cash bonus of $800,000 paid in February 2005.

Pursuant to the agreement, the Company granted Mr. Mathrani 16,836 shares of restricted stock and options to acquire 300,000 of the Company’s common shares at $71.275 per share. In addition, 200,000 options will be granted over 2006 and 2007 at the then prevailing market price.  Both the restricted shares and the options will vest one-third each year on January 20th of 2008, 2009 and 2010.  The vesting of the restricted stock and the options will accelerate upon certain events including a change of control in the Company or a sale of its retail division.

Mr. Mathrani’s employment agreement also provides that if his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company Mr. Mathrani will immediately vest in any stock options and restricted shares granted to him by the Company.  In addition, in such event Mr. Mathrani will receive a lump sum payment equal to (i) one year of his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; provided this lump sum payment will be multiplied by two if the termination occurs during the first three years of the agreement.  The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct) payment of salary and all other obligations of the Company under the agreement will cease.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date:  February 25, 2005

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